Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-216989) pertaining to the 2014 Incentive Award Plan of Care.com, Inc.
(2) Registration Statement (Form S-8 No. 333-193640) pertaining to the 2014 Incentive Award Plan of Care.com, Inc.
(3) Registration Statement (Form S-3 No. 333-219883) of Care.com, Inc.
of our report dated February 27, 2018, with respect to the consolidated financial statements of Care.com, Inc. included in this Annual Report (Form 10-K) of Care.com, Inc. for the year ended December 30, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 27, 2018